Tompkins Financial Corporation 8-K

 EXHIBIT 99.1

Tompkins Financial Corporation Reports Record Second Quarter Earnings

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)

Tompkins Financial Corporation reported diluted earnings per share of $1.54 for the second quarter of 2021, up 6.9% from $1.44 per share in the second quarter of 2020. Net income for the second quarter of 2021 was $22.8 million, compared to $21.4 million for the same period in 2020.

For the year-to-date period ended June 30, 2021, diluted earnings per share were $3.26, up 65.5% from $1.97 for the same year-to-date period in 2020. Year-to-date net income was $48.5 million for the six month period ended June 30, 2021, up 64.9% compared to $29.4 million for the same period in 2020.

President and CEO, Mr. Stephen Romaine commented, "We are pleased to continue our favorable earnings trends in 2021 with another strong quarter of earnings. Though the current interest rate environment resulted in a narrowing of our net interest margin, our revenue for the first half of 2021 compared favorably to the prior year in all three of our primary business lines of banking, insurance, and wealth management.”

SELECTED HIGHLIGHTS FOR THE SECOND QUARTER:

●	Diluted earnings per share of $1.54 represents the best second quarter in the Company's history, and is up 6.9% over the same period in 2020.

●	Provision for credit losses was a $3.1 million credit for the second quarter of 2021, compared to an $877,000 expense in the same period last year.

●	Total deposits amounted to $6.8 billion at June 30, 2021, an increase of $459.5 million, or 7.2% over June 30, 2020.

NET INTEREST INCOME

Net interest income was $54.8 million for the second quarter of 2021, compared to $56.4 million reported for the second quarter of 2020. Interest income for the second quarter of 2021 included $1.9 million of net deferred loan fees associated with PPP loans, compared to net deferred loan fees of $2.3 million in the second quarter of 2020. Interest expense for the second quarter of 2021 was negatively impacted by an accelerated non-cash purchase accounting discount of $650,000 related to the redemption of $5.2 million of trust preferred securities. The net interest margin was 2.91% for the second quarter of 2021, compared to 3.45% reported for the same period in 2020, and 3.01% for the first quarter of 2021.

For the year-to-date period ended June 30, 2021, net interest income of $109.9 million was in line with the comparable six month period in 2020. For the year to date period in 2021, net deferred loan fees associated with PPP loans were approximately $4.7 million as compared to $2.3 million in the same period of 2020.

Average loans for the quarter ended June 30, 2021 were in line with the same period in 2020. Asset yields for the quarter ended June 30, 2021 were down 71 basis points compared to the quarter ended June 30, 2020, which reflects the impact of reductions in market interest rates over the trailing twelve month period as well as a greater percentage of earning assets being comprised of lower yielding securities and interest bearing balances due from banks, when compared to the same period in 2020.

Average total deposits for the second quarter of 2021 were up $622.1 million, or 10.1% compared to the same period in 2020. Average noninterest bearing deposits for the three months ended June 30, 2021 were up $294.0 million or 16.4% compared to the three months ended June 30, 2020. Average deposit balances continue to benefit from the PPP loan program, as the majority of the proceeds of the PPP loans we funded were deposited in Tompkins checking accounts. For the second quarter of 2021, the average rate paid on interest-bearing deposit products decreased by 20 basis points from the same period in 2020 due to the overall decline in market interest rates. The total cost of interest-bearing liabilities was 0.40% at June 30, 2021, a decline of 19 basis points from June 30, 2020.

NONINTEREST INCOME

Noninterest income of $18.9 million for the second quarter of 2021, was up 9.8% compared to the same period in 2020. For the year-to-date period, noninterest income of $38.8 million was up 7.5% from the same period in 2020. Growth over the same quarter last year was supported by increases in all fee income categories (insurance commissions and fees were up 11.0%, while investment services income was up 20.3%, service charges on deposit accounts increased 17.9%, and card services income was up 29.3%). Noninterest income represented 25.6% of total revenues for the second quarter of 2021, as compared to 23.4% of total revenues for the second quarter of 2020.

NONINTEREST EXPENSE

Noninterest expense was $47.4 million for the second quarter of 2021, up $1.8 million, or 3.9%, from the second quarter of 2020. For the year-to-date period, noninterest expense was $92.0 million, up $1.0 million or 1.1% from the same period in 2020. Salaries and employee benefits for the second quarter of 2021 were up 5.9% when compared to the same quarter last year. The increase in noninterest expense for both the second quarter and year-to-date periods was primarily attributable to normal annual increases in salaries and wages, and increases in health insurance expense.

INCOME TAX EXPENSE

The Company's effective tax rate was 22.1% for the second quarter of 2021, compared to 20.5% for the same period in 2020. The effective tax rate for the six months ended June 30, 2021 was 21.3%, compared to 20.2% reported for the same period in 2020.

ASSET QUALITY

The allowance for credit losses represented 0.92% of total loans and leases at June 30, 2021, down from 0.93% at March 31, 2021, and 0.98% at December 31, 2020. The ratio of the allowance to total nonperforming loans and leases was 88.3% at June 30, 2021, down compared to 103.4% at March 31, 2021, and 112.9% at December 31, 2020.

The provision for credit losses for the second quarter of 2021 was a credit of $3.1 million compared to an expense of $877,000 for the same period in 2020. Net recoveries for the quarter ended June 30, 2021 were $884,000 compared to net recoveries of $26,000 reported for the same period in 2020. Provision expense for the six months ended June 30, 2021 was a credit of $4.9 million, compared to an expense of $17.6 million for the same period in 2020.

Nonperforming loans and leases totaled $53.8 million at June 30, 2021, compared to $47.7 million at March 31, 2021, and $45.8 million at December 31, 2020. The increase in nonperforming loans and leases compared to prior year were mainly related to one commercial real estate relationship totaling $9.1 million, which was previously reported as Substandard, and downgrades of credits in the loan portfolio related to the hospitality industry, which was significantly impacted by the COVID-19 pandemic. Nonperforming assets represented 0.67% of total assets at June 30, 2021, up from 0.59% at March 31, 2021, and 0.60% at December 31, 2020. Special Mention and Substandard loans and leases totaled $171.3 million at June 30, 2021, reflecting improvement from $185.2 million at March 31, 2021, and $189.9 million reported at December 31, 2020.

As previously announced, the Company implemented a payment deferral program in 2020 to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID-19. As of June 30, 2021, total loans that continued in a deferral status amounted to approximately $129.4 million, representing 2.5% of total loans. At March 31, 2021 loans in deferral status totaled $195.6 million, and at December 31, 2020 loans in deferral status totaled $212.2 million. Included in nonperforming loans and leases and Substandard loans and leases at June 30, 2021, were 9 loans totaling $22.1 million that remained in deferral status.

The Company began accepting applications for the PPP loans on April 3, 2020, and had funded 2,998 loans totaling approximately $465.6 million when the initial program ended. On January 19, 2021, the Company began accepting both first draw and second draw applications for the reopening of the PPP program and as of July 19, 2021, the Company had funded an additional 2,481 applications totaling $261.2 million.

Out of the total $695.2 million of PPP loans that the Company had funded through July 19, 2021, approximately $471.4 million had been forgiven by the SBA under the terms of the program.

CAPITAL POSITION

Capital ratios at June 30, 2021 remained well above the regulatory minimums for well-capitalized institutions. The ratio of Total Capital to Risk-Weighted Assets was 14.62% at June 30, 2021, unchanged from March 31, 2021, and up from 14.39% at December 31, 2020. The ratio of Tier 1 capital to average assets was 8.79% at June 30, 2021, compared to 8.89% at March 31, 2021, and 8.75% at December 31, 2020.

During the second quarter of 2021, the Company repurchased 80,004 common shares at an aggregate cost of $6.5 million. These shares were purchased under the Company's previously announced 2020 Stock Repurchase Program. During the first six months of 2021, the Company repurchased 101,535 shares at an aggregate cost of $8.0 million.

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, Tompkins Bank of Castile, Tompkins Mahopac Bank, Tompkins VIST Bank, and Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. The Company’s banks have announced plans for a rebranding effort, pursuant to which the Company’s four wholly-owned banking subsidiaries will be combined into one bank, with The Bank of Castile, Mahopac Bank, and VIST Bank merging with and into Tompkins Trust Company, subject to regulatory approval. The combined bank will conduct business under the “Tompkins” brand name, with a legal name of “Tompkins Community Bank.” For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform of 1995:

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", or "anticipate", and other similar words. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to certain uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements. The following factors, in addition to those listed as Risk Factors in Item 1A of our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements: changes in general economic, market and regulatory conditions; the severity and duration of the COVID-19 pandemic and the impact of COVID-19 (including the government’s response thereto) on economic and financial markets, potential regulatory actions, and modifications to our operations, products, and services relating thereto; disruptions in our and our customers’ operations and loss of revenue due to pandemics, epidemics, widespread health emergencies, government-imposed travel/business restrictions, or outbreaks of infectious diseases such as the coronavirus, and the associated adverse impact on our financial position, liquidity, and our customers’ abilities to repay their obligations to us or willingness to obtain financial services products from the Company; the development of an interest rate environment that may adversely affect the Company’s interest rate spread, other income or cash flow anticipated from the Company’s operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, such as the Dodd-Frank Act, Basel III and the Economic Growth, Regulatory Relief, and Consumer Protection Act; legislative and regulatory changes in response to COVID-19 with which we and our subsidiaries must comply, including the CARES Act and the Consolidated Appropriations Act, 2021 and the rules and regulations promulgated thereunder, and state and local government mandates; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; uncertainties arising from national and global events, including the potential impact of widespread protests, civil unrest, and political uncertainty on the economy and the financial services industry; and financial resources in the amounts, at the times and on the terms required to support the Company’s future businesses. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data)	As of	As of
ASSETS	06/30/2021	12/31/2020

Cash and noninterest bearing balances due from banks	$20,302	$21,245
Interest bearing balances due from banks	270,712	367,217
Cash and Cash Equivalents	291,014	388,462

Available-for-sale debt securities, at fair value (amortized cost of $2,009,317at June 30, 2021 and $1,599,894 at December 31, 2020)	2,014,089	1,627,193
Held-to-maturity securities, at amortized cost (fair value of $154,299 at June 30, 2021 and $0 December 31, 2020)	151,848	0
Equity securities, at fair value (amortized cost $916 at June 30, 2021 and $929 at December 31, 2020)	916	929
Total loans and leases, net of unearned income and deferred costs and fees	5,175,129	5,260,327
Less: Allowance for credit losses	47,505	51,669
Net Loans and Leases	5,127,624	5,208,658

Federal Home Loan Bank and other stock	15,991	16,382
Bank premises and equipment, net	86,596	88,709
Corporate owned life insurance	85,726	84,736
Goodwill	92,447	92,447
Other intangible assets, net	4,274	4,905
Accrued interest and other assets	117,683	109,750
Total Assets	$7,988,208	$7,622,171
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	4,016,052	3,761,933
Time	710,170	746,234
Noninterest bearing	2,110,778	1,929,585
Total Deposits	6,837,000	6,437,752

Federal funds purchased and securities sold under agreements to repurchase	52,134	65,845
Other borrowings	245,000	265,000
Trust preferred debentures	8,799	13,220
Other liabilities	117,022	122,665
Total Liabilities	$7,259,955	$6,904,482
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,865,783 at June 30, 2021; and 14,964,389 at December 31, 2020	1,487	1,496
Additional paid-in capital	327,881	333,976
Retained earnings	450,773	418,413
Accumulated other comprehensive loss	(47,882)	(32,074)
Treasury stock, at cost – 120,848 shares at June 30, 2021, and 124,849 shares at December 31, 2020	(5,480)	(5,534)
Total Tompkins Financial Corporation Shareholders’ Equity	726,779	716,277
Noncontrolling interests	1,474	1,412
Total Equity	$728,253	$717,689
Total Liabilities and Equity	$7,988,208	$7,622,171

TOMPKINS FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data) (Unaudited)	Three Months Ended		Six Months Ended
	06/30/2021	06/30/2020	06/30/2021	06/30/2020
INTEREST AND DIVIDEND INCOME
Loans	$53,653	$56,133	$107,860	$111,747
Due from banks	45	1	130	7
Available-for-sale debt securities	5,626	6,922	10,876	14,066
Held-to-maturity securities	312	0	312	0
Federal Home Loan Bank and other stock	199	389	412	824
Total Interest and Dividend Income	59,835	$63,445	$119,590	$126,644
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	567	860	1,206	1,703
Other deposits	2,235	3,917	4,747	10,272
Federal funds purchased and securities sold under agreements to repurchase	15	21	31	57
Trust preferred debentures	821	253	996	542
Other borrowings	1,351	2,028	2,727	4,735
Total Interest Expense	4,989	7,079	9,707	17,309
Net Interest Income	54,846	56,366	109,883	109,335
Less: (Credit) provision for credit loss expense	(3,071)	877	(4,901)	17,636
Net Interest Income After Provision for Credit Loss Expense	57,917	55,489	114,784	91,699
NONINTEREST INCOME
Insurance commissions and fees	8,054	7,255	17,220	15,300
Investment services income	4,717	3,920	9,390	8,122
Service charges on deposit accounts	1,471	1,248	2,941	3,231
Card services income	2,951	2,283	5,334	4,466
Other income	1,665	2,466	3,639	4,570
Net gain on securities transactions	0	5	317	448
Total Noninterest Income	18,858	17,177	38,841	36,137
NONINTEREST EXPENSE
Salaries and wages	23,992	23,037	46,652	45,531
Other employee benefits	6,626	5,886	12,110	11,570
Net occupancy expense of premises	3,561	3,040	7,023	6,368
Furniture and fixture expense	2,204	1,888	4,154	3,873
Amortization of intangible assets	329	375	659	749
Other operating expense	10,730	11,437	21,355	22,847
Total Noninterest Expenses	47,442	45,663	91,953	90,938
Income Before Income Tax Expense	29,333	27,003	61,672	36,898
Income Tax Expense	6,471	5,540	13,151	7,449
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	22,862	21,463	48,521	29,449
Less: Net Income Attributable to Noncontrolling Interests	31	32	64	69
Net Income Attributable to Tompkins Financial Corporation	$22,831	21,431	48,457	29,380
Basic Earnings Per Share	$1.55	$1.44	$3.28	$1.97
Diluted Earnings Per Share	$1.54	$1.44	$3.26	$1.97

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Quarter Ended			Quarter Ended
	June 30, 2021			June 30, 2020
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$216,679	$45	0.08%	$4,541	$1	0.09%
Securities (1)
U.S. Government securities	1,987,541	5,338	1.08%	1,199,999	6,298	2.11%
State and municipal (2)	114,221	727	2.55%	109,621	743	2.73%
Other securities (2)	3,418	23	2.70%	3,433	32	3.75%
Total securities	2,105,180	6,088	1.16%	1,313,053	7,073	2.17%
FHLBNY and FRB stock	17,285	199	4.62%	21,691	389	7.21%
Total loans and leases, net of unearned income (2)(3)	5,270,648	53,909	4.10%	5,276,794	56,441	4.30%
Total interest-earning assets	7,609,792	60,241	3.18%	6,616,079	63,904	3.89%
Other assets	340,154			797,866
Total assets	$7,949,946			$7,413,945
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,966,472	$943	0.10%	$3,660,190	$1,935	0.21%
Time deposits	726,258	1,859	1.03%	704,460	2,842	1.62%
Total interest-bearing deposits	4,692,730	2,802	0.24%	4,364,650	4,777	0.44%
Federal funds purchased & securities sold under agreements to repurchase	52,099	15	0.11%	52,464	21	0.16%
Other borrowings	272,993	1,351	1.98%	391,547	2,028	2.08%
Trust preferred debentures	12,978	821	25.39%	17,092	253	5.95%
Total interest-bearing liabilities	5,030,800	4,989	0.40%	4,825,753	7,079	0.59%
Noninterest bearing deposits	2,082,149			1,788,108
Accrued expenses and other liabilities	115,661			109,609
Total liabilities	7,228,610			6,723,470
Tompkins Financial Corporation Shareholders’ equity	719,880			689,018
Noncontrolling interest	1,456			1,457
Total equity	721,336			690,475

Total liabilities and equity	$7,949,946			$7,413,945
Interest rate spread			2.78%			3.30%
Net interest income/margin on earning assets		55,252	2.91%		56,825	3.45%

Tax Equivalent Adjustment		(406)			(459)
Net interest income per consolidated financial statements		$54,846			$56,366

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Year to Date Period Ended			Year to Date Period Ended
	June 30, 2021			June 30, 2020
	Average			Average
	Balance			Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest		(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$312,130	$130	0.08%	$3,033	$7	0.46%
Securities (1)
U.S. Government securities	1,812,315	9,950	1.11%	1,197,376	12,874	2.16%
State and municipal (2)	117,571	1,502	2.58%	103,550	1,409	2.74%
Other securities (2)	3,422	46	2.72%	3,428	68	3.99%
Total securities	1,933,308	11,498	1.20%	1,304,354	14,351	2.21%
FHLBNY and FRB stock	16,836	412	4.93%	24,124	824	6.87%
Total loans and leases, net of unearned income (2)(3)	5,280,914	108,365	4.14%	5,095,414	112,348	4.43%
Total interest-earning assets	7,543,188	120,405	3.22%	6,426,925	127,530	3.99%
Other assets	345,461			616,521
Total assets	$7,888,649			$7,043,446
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,957,936	$2,036	0.10%	$3,436,366	$6,301	0.37%
Time deposits	737,729	3,917	1.07%	692,354	5,674	1.65%
Total interest-bearing deposits	4,695,665	5,953	0.26%	4,128,720	11,975	0.58%
Federal funds purchased & securities sold under agreements to repurchase	55,821	31	0.11%	57,996	57	0.20%
Other borrowings	269,019	2,727	2.04%	444,988	4,735	2.14%
Trust preferred debentures	13,105	996	15.33%	17,071	542	6.38%
Total interest-bearing liabilities	5,033,610	9,707	0.39%	4,648,775	17,309	0.75%
Noninterest bearing deposits	2,016,262			1,598,884
Accrued expenses and other liabilities	117,749			111,141
Total liabilities	7,167,621			6,358,800
Tompkins Financial Corporation Shareholders’ equity	719,586			683,206
Noncontrolling interest	1,442			1,440
Total equity	721,028			684,646

Total liabilities and equity	$7,888,649			$7,043,446
Interest rate spread			2.83%			3.24%
Net interest income/margin on earning assets		110,698	2.96%		110,221	3.45%

Tax Equivalent Adjustment		(815)			(886)
Net interest income per consolidated financial statements		$109,883			$109,335

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Jun-21	Mar-21	Dec-20	Sep-20	Jun-20	Dec-20
Securities	$2,166,853	$1,935,731	$1,628,122	$1,667,698	$1,336,087	$1,628,122
Total Loans	5,175,129	5,292,793	5,260,327	5,398,297	5,424,285	5,260,327
Allowance for credit losses	47,505	49,339	51,669	52,293	52,082	51,669
Total assets	7,988,208	8,095,342	7,622,171	7,794,502	7,582,056	7,622,171
Total deposits	6,837,000	6,946,541	6,437,752	6,601,238	6,377,521	6,437,752
Federal funds purchased and securities sold under agreements to repurchase	52,134	47,496	65,845	63,573	50,889	65,845
Other borrowings	245,000	265,000	265,000	285,000	325,000	265,000
Trust preferred debentures	8,799	13,260	13,220	17,163	17,120	13,220
Total common equity	726,779	708,493	716,277	712,104	696,553	716,277
Total equity	728,253	709,936	717,689	713,611	698,029	717,689

Average Balance Sheet
Average earning assets	$7,609,792	$7,475,846	$7,408,335	$7,204,049	$6,616,079	$6,868,958
Average assets	7,949,946	7,826,672	7,758,159	7,582,009	7,413,945	7,358,478
Average interest-bearing liabilities	5,030,800	5,036,451	5,010,037	4,861,890	4,825,753	4,793,154
Average equity	721,336	720,718	719,114	709,484	690,475	699,554

Share data
Weighted average shares outstanding (basic)	14,654,774	14,676,410	14,715,124	14,697,532	14,681,956	14,703,390
Weighted average shares outstanding (diluted)	14,737,735	14,757,558	14,751,303	14,727,741	14,714,848	14,742,040
Period-end shares outstanding	14,829,873	14,906,785	14,928,479	14,926,252	14,914,458	14,928,479
Common equity book value per share	$49.01	$47.53	$47.98	$47.71	$46.70	$47.98

Income Statement
Net interest income	$54,846	$55,037	$57,751	$58,253	$56,366	$225,339
(Credit) provision for credit loss expense (5)	(3,071)	(1,830)	(205)	(218)	877	17,213
Noninterest income	18,858	19,983	18,836	18,887	17,177	73,860
Noninterest expense (5)	47,442	44,511	46,616	46,766	45,663	184,320
Income tax expense	6,471	6,680	6,145	6,330	5,540	19,924
Net income attributable to Tompkins Financial Corporation	22,831	25,626	23,978	24,230	21,431	77,588
Noncontrolling interests	31	33	53	32	32	154
Basic earnings per share (4)	1.55	1.73	1.61	1.63	1.44	5.22
Diluted earnings per share (4)	1.54	1.72	1.61	1.63	1.44	5.20

Nonperforming Assets
Nonaccrual loans and leases	$48,019	$41,656	$38,976	$26,944	$23,183	$38,976
Loans and leases 90 days past due and accruing	0	0	0	0	0	0
Troubled debt restructuring not included above	5,776	6,069	6,803	6,864	6,988	6,803
Total nonperforming loans and leases	53,795	47,725	45,779	33,808	30,171	45,779
OREO	88	88	88	196	274	88
Total nonperforming assets	$53,883	$47,813	$45,867	$34,004	$30,445	$45,867

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Jun-21	Mar-21	Dec-20	Sep-20	Jun-20	Dec-20
Loans and leases 30-89 days past due and
accruing	$1,692	$1,790	$3,012	$6,875	$8,352	$3,012
Loans and leases 90 days past due and accruing	0	0	0	0	0	0
Total loans and leases past due and accruing	1,692	1,790	3,012	6,875	8,352	3,012

Allowance for Credit Losses
Balance at beginning of period	$49,339	$51,669	$52,293	$52,082	$52,404	$39,892
Impact of adopting ASC 326	0	0	0	0	0	(2,534)
(Credit) provision for credit losses	(2,718)	(2,510)	6	199	(348)	16,151
Net loan and lease (recoveries) charge-offs	(884)	(180)	630	(12)	(26)	1,840
Allowance for credit losses at end of period	$47,505	$49,339	$51,669	$52,293	$52,082	$51,669

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$2,600	$1,920	$2,131	$2,548	$1,323	$477
Impact of adopting ASC 326	0	0	0	0	0	381
(Credit) provision for credit losses	(353)	680	(211)	(417)	1,225	1,062
Allowance for credit losses at end of period	$2,247	$2,600	$1,920	$2,131	$2,548	$1,920

Loan Classification - Total Portfolio
Special Mention	$108,269	$116,689	$121,253	$122,652	$44,741	$121,253
Substandard	62,992	68,487	68,645	45,384	48,046	68,645

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	1.04%	0.90%	0.87%	0.63%	0.56%	0.87%
Nonperforming assets/total assets	0.67%	0.59%	0.60%	0.44%	0.40%	0.60%
Allowance for credit losses/total loans and leases	0.92%	0.93%	0.98%	0.97%	0.96%	0.98%
Allowance/nonperforming loans and leases	88.31%	103.38%	112.87%	154.68%	172.62%	112.87%
Net loan and lease losses annualized/total average loans and leases	(0.07)%	(0.01)%	0.05%	0.00%	0.00%	0.04%

Capital Adequacy
Tier 1 Capital (to average assets)	8.79%	8.89%	8.75%	8.85%	8.79%	8.75%
Total Capital (to risk-weighted assets)	14.62%	14.62%	14.39%	14.26%	13.95%	14.39%

Profitability (period-end)
Return on average assets *	1.15%	1.33%	1.23%	1.27%	1.16%	1.05%
Return on average equity *	12.70%	14.42%	13.26%	13.59%	12.48%	11.09%
Net interest margin (TE) *	2.91%	3.01%	3.12%	3.26%	3.45%	3.31%
* Quarterly ratios have been annualized

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.

(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2021 and 2020 to increase tax exempt interest income to taxable-equivalent basis.

(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.

(5) Amounts in prior periods' financial statements are reclassified when necessary to conform to the current period's presentation.